                                                                  Exhibit 2.1(b)

                          AMENDMENT TO AGREEMENT TO
                              CONTRIBUTE SHARES
                              -----------------

     This Amendment to Agreement to Contribute Shares is made and entered into this 24th day of March 1995 by and among Daniel V. Colangelo, James W. Largay, Stephen A. Norman, Vito J. Colangelo, Julius A. Frankel and Paul Aiken (collectively, "Transferors"), PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation ("Transferee"), and BRACKMAN BROTHERS, INC. , a Utah corporation ("Brackman").

                                   Recitals
                                   --------

     WHEREAS, the parties hereto have entered into that certain Agreement to Contribute Shares dated February 17, 1995 (the "Agreement") pursuant to which, among other things, Transferee has agreed to purchase from Transferors, and Transferors have agreed to sell to Transferee, all of the issued and outstanding shares of Brackman; and

     WHEREAS, the parties hereto desire to amend the Agreement only on the terms stated herein.

                                  Agreements
                                  ----------

     In consideration of the premises and mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1. Definitions. Initially capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

     2. Amendment. Section 5.9 of the Agreement shall be deleted in its entirety and in its place and stead shall be substituted the following:

     Each Transferor covenants and agrees that until the earlier of February 28, 1998 or the completion of any Qualified Public Offering, he will vote his Exchange Shares for the election to the Board of Directors of Transferee of each person who is a "Founding Director", which shall initially include Daniel V. Colangelo, and thereafter such additional persons designated, from time to time, as Founding Directors by resolution adopted by the Board of Directors of Transferee, three directors designated by BCI and three directors designated by the Investors. Each Transferor covenants that he will cause each transferee of his Exchange Shares to comply with the foregoing.

     3.   The Agreement. Subject to the amendments to the Agreement set out in
Section 2 above, the provisions of the Agreement shall remain unchanged and shall continue to be binding and enforceable against each party hereto.

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     IN WITNESS WHEREOF, all of the parties hereto have executed this Amendment or caused this Amendment to be executed on its behalf by its duly authorized officer on the day and year first written above.

                                     PROGRESSIVE BAGEL CONCEPTS, INC.,
                                     a Delaware Corporation

                                     BY:  /s/
                                     ----------------------------------
                                     Its:  Vice President
                                     ----------------------------------
                                                           "Transferee"


                                     /s/ DANIEL V. COLANGELO
                                     ----------------------------------
                                     Daniel V. Colangelo



                                     /s/ JAMES W. LARGAY
                                     ----------------------------------
                                     James W. Largay



                                     /s/ STEPHEN A. NORMAN
                                     ----------------------------------
                                     Stephen A. Norman



                                     /s/ VITO J. COLANGELO
                                     ----------------------------------
                                     Vito J. Colangelo



                                     /s/ JULIUS A. FRANKEL
                                     --------------------------------
                                     Julius A. Frankel



                                     /s/ PAUL AIKEN
                                     ---------------------------------
                                     Paul Aiken
                                           Collectively, "Transferors"

                                     BRACKMAN BROTHERS, INC.,
                                     A Utah corporation

                                     By: /s/ DANIEL V. COLANGELO
                                         -----------------------------
                                         Its: President
                                             -------------------------
                                                            "Brackman"

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